Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional 4,000,000 ordinary shares of Lumenis Ltd. (the “Company”) under its 2007 Share Incentive Plan, of our report dated March 28, 2013 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

June 3, 2013 Tel Aviv, Israel	/s/ Brightman Almagor Zohar & Co. Brightman Almagor Zohar & Co., A Member of Deloitte Touche Tohmatsu